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This filing contains a transcript of the presentation by certain members of management of each of Wright Medical Group N.V. (“Wright”) and Stryker Corporation (“Stryker”) to Wright employees that occurred on November 6, 2019 and relates to the proposed acquisition of Wright pursuant to the terms of a Purchase Agreement, dated as of November 4, 2019, by and among Wright, Stryker and Stryker B.V. The transcript was first used or made available on November 18, 2019.

Transcript of Presentation by Wright and Stryker Management to Wright Employees Held on November 6, 2019

Robert J. Palmisano – Wright Medical Group N.V. – President and Chief Executive Officer

Good morning, or afternoon, or evening wherever you are in the world. It’s great to be with you today. I’m real excited about this morning and being able to introduce our friends from Stryker. We have had several meetings over the last couple of days and you’ve heard from us what our thoughts are, and what our plans are, and what all this means. Now, it’s a really good opportunity to hear from the folks from Stryker. I’m so pleased that they’re here and are going to speak to everybody today. I’m not giving a speech — I’m sure you’re all disappointed in that — but I just want to turn it over to everybody.

I’m just going to do some introductions, if you don’t mind? First, I want to introduce Tim Scannell. You want to stand up? This is Tim — Tim is the President and Chief Operating Officer of Stryker. Tim is doing well. He’s overcome the handicap of a Notre Dame education. [Audience laughter] As a matter of fact it’s even worse than that: he has two degrees from Notre Dame! [Laughter] So, he’s worked hard to get over that. Spence Stiles. Spence is the Group President of Orthopaedics and Spine. Spence and I had an awful lot of interaction in the last couple of weeks. It all worked out good in the end, didn’t it, Spence? [Crosstalk, joking] I think Spence is a former Miami Hurricane. Is that right? –

Spencer Stiles – Stryker Corporation – Group President, Orthopaedics and Spine

Oh no, the other Miami.

Robert J. Palmisano

Miami, Ohio! Miami of Ohio. Oh, it just said, “Miami,” on your thing [biography]. Well, that’s okay then. I was going to-

Spencer Stiles

The real Miami. The real-

Robert J. Palmisano

I was going to give you some trouble if it was the Miami Hurricanes but Miami, Ohio is fine.

Xavier Berling is the Global President of Trauma & Extremities. He’s not here. He is doing town hall meetings in Montbonnot [France] and Cork [Ireland], but he sends his regards. I’m sure you’ll get to meet Xavier at some point in time. Mike Panos. Mike is North American President of Trauma & Extremities. Mike’s a Bostonian. And, you think I’m insufferable about the Red Sox and the Patriots? You got another guy here that’s worse than me. So, good luck, Mike. [Audience laughter]

Gordon Van Ummersen. Gordon is the Vice President and General Manager of Extremities. We’re very thankful for Gordon in some respects, [aside] and not so much in others Gordon. [Audience laughter] Gordon was with Tornier for a number of years and was very instrumental in a lot of the R&D, and marketing, that went on at Tornier. Very importantly, was very instrumental at the beginnings of Blueprint. I think, as we’ve talked in the past, this is a truly game-changing technology. Gordon was involved at the beginning. I think he’s pleased as to how that has gone. I’m sure the commitment to that kind of technology will be taken up. He’s also a fellow Providence College Friar, ha ha. You have two of us here now, so that’s great. It’s good to get acquainted with Gordon. The only thing about Gordon is don’t play golf with him. He’s a sandbagger, par excellence. [Audience laughter] He took 20 bucks from me claiming he was a 20 handicap and he’s like a 10. Okay.

Also want to introduce Lorien Gallo. Lorien is the Vice President of H.R. for Trauma & Extremities. Nice to meet you, Lorien, and I’m sure that you’ll have plenty of interactions with our H.R. staff.

Also in the back of the room, helping with the presentation is Jodie Morrow who is the Director of Strategy and Communications. Jodie, you want to stand up? Jodie is Stryker’s “Julie Dewey,” but I understand she’s not quite as demanding. [Audience laughter]

So, anyway I just want to welcome the team from Stryker. We’re looking forward to a really — a terrific transition period and integration. I have assured them that we will do everything imaginable to make this as smooth and as easy as possible. I’m going to turn it over to Tim. Thank you. [Applause at end of speech]

Timothy Scannell – Stryker Corporation – President and Chief Operating Officer

Well, good morning, everybody. It’s our pleasure to be here with you today. We’re really excited to be here with you. And, looking forward to a tremendous future together. I want to thank Bob first and foremost, and the Wright leadership team for their interactions over the last several weeks that have made this possible.

And, I stand before you as a 29-year veteran of Stryker. I would tell you that I’ve loved going to work each and every day for the last 29 years. I’m as excited to be at Stryker today as I was 29 years ago, and during each and every one of those years. That’s really because of our mission and values, the success we’ve had, the talent we have. We’re so excited to welcome you into the Stryker family when this transaction is completed.

So, at Stryker, I am the Chief Operating Officer. And, as that is defined at Stryker, I look after the commercial businesses, so I work with Spencer who runs Orthopaedics and Spine, Andy Pierce runs MedSurg and Neurotechnology. Then, we have two international presidents who look after — essentially — Asia-Pac and Europe.

Let’s move ahead here... And, ultimately, again, I want to welcome you to the Stryker family in the days ahead. As I introduce you to Stryker, and I mention the mission and values of our company, I want to give you a brief overview of Stryker, and this video that I’m going to play should show you a lot about that.

[Plays Stryker video; in-video audio follows below].

John W. Brown – Stryker Corporation – Chairman Emeritus and Former President, Chief Executive Officer and Chairman of the Board

Let me tell you a story about a family-owned business.

Rhonda Stryker – Stryker – Director

Homer Stryker was my grandfather. He was so hardworking. He was a doctor all day. And, then, at night, he was making surgical beds.

Spencer Stiles

So much of what has come from this company is based off the same mindset that Dr. Stryker had, which is figuring out a way to provide a solution to truly make healthcare better.

Andy Pierce – Stryker Corporation – Group President, MedSurg and Neurotechnology

He grew up on a farm and they didn’t have access to a lot of stuff, so that was when his grandfather would say, there’s the famous quote, “If your tools don’t work, make them work. If you can’t make them work, make some that do.” That’s what they did on the farm and that’s exactly what he did as a surgeon.

Timothy Scannell

We all know, as employees, that we were founded by a surgeon and very proud of that fact. We have a noble heritage. Dr. Stryker used to treat patients and focus on improving surgeon technique. We are so proud to understand that Stryker is not really a brand name but Homer Stryker’s name, it sits on our company.

Glenn Boehnlein – Stryker Corporation – Vice President, Chief Financial Officer

Homer Stryker started this company and he founded this company based on serving customers, making healthcare better. And, that culture has grown into what we are today.

Kathryn Fink – Stryker Corporation – Vice President, Chief Human Resources Officer

He was all about making sure he had the right tools to meet his patients’ needs. It is fundamental to everything that we do. How do we make sure that we have what we need to meet our customers’ and our patients’ needs? And, that’s who Dr. Stryker was.

Kevin Lobo – Stryker Corporation – Chairman and Chief Executive Officer

This goes right back to Homer Stryker and was carried through with John Brown. It’s really what made me love the company when I first joined it. Together with our customers, we’re driven to make healthcare better.

Rhonda Stryker

The mission statement, as it’s told today, is definitely one that my grandfather could have written during his years.

Andy Pierce

We have an inspiring mission and we’re all lined up behind achieving that mission for the customers that we serve, and the patients that they serve.

Yin Becker – Stryker Corporation – Vice President, Communications, Public Affairs and Corporate Marketing

Every person who has led the company has had a global mindset, a spirit to win, and a passion for taking care of our customers and patients.

Kathryn Fink

Stryker has a very special culture. What really drives it is mission and values. We actually live into those.

Kevin Lobo

Some things are never going to change, which is the essence of our culture.

[Music...Photo of Dr. Homer Stryker with quote, “If your tools don’t work, make them work. If you can’t make them work, make some that do work.”]

[End of video presentation]

Timothy Scannell

So, hopefully, that gives you a little flavor for Stryker. Interestingly enough, John Brown started that video. It brings to mind to me the fact that John Brown grew up in East Paris, Tennessee. I don’t know how far away that is from here, I didn’t look at the map, but John grew up on a farm in Tennessee, had very humble roots, and brought to Stryker — after he went to Auburn — a humility and work ethic that I think lives on to this day. You’ll see that at Stryker. I already can tell that that exists here at Wright.

And, as I heard about the founder, Mr. Wright, of “Wright,” and his entrepreneurial spirit, it reminds me of Dr. Stryker. So, a little different twist, but Dr. Stryker was an inventor, a creator, who wanted to make healthcare better. And, we live into that mission today, as you heard.

So, this is our mission and values at Stryker. “Together with our customers, we are driven to make healthcare better.” It’s a very simple statement that we created as a leadership team just about five years ago, but it embodies Stryker’s tradition over the last many years. It really has been a unifying mantra for our teams. And, importantly to me, it’s a mission statement that customers repeat back to me. They know this, they talk to us about making healthcare better. And as you look at that, I would say important words are, ‘customers,’ — we’re all about our surgeon, and nurse, and administrative customers out there. This company’s driven to be dominant in every market we play in. We want to be category leaders. We want to strive for being number one. Ultimately, it’s about making healthcare better. We’re serving a higher cause. We all believe it’s a privilege to work in healthcare. It’s a privilege to work for our bright surgeons and inventors out there that we get to work with. Ultimately, what we do is about the patient on the table.

Our values are listed at the bottom and everyone at Stryker can tell you they’re, “Integrity, Accountability, People and Performance,” and the sentences beneath it kind of speak for themselves. We do what’s right. John Brown had a saying, “You lie, cheat or steal, you don’t get to work here,” and we’ve all remembered that. Accountability: We have a culture of accountability. We want to do what we say; we want to be able to rely on each other. In terms of people, we’re a very talent-focused organization. It’s important to us to consider that when we select. But also, as importantly, we want to engage our employees. Having a highly-engaged sales force, and customer and employee base is critical to us. We measure it, we pay attention to it, we talk to our managers all the time about how engaged their teams are.

Increasingly, I talk, when I put this part of a slide up, about being great teammates. As we’ve gotten bigger I think you’d be surprised, or you will be surprised, that we’ve actually created a smaller-company feel. I would tell you leaders like Spencer and Andy Pierce, his collaborator on the other side of the house as far as people running these bigger businesses, these people work in a seamless fashion, and we strive to be good teammates each and every day. And, as we move ahead, and healthcare continues to consolidate, and Stryker works to harness the power of our company with so many different divisions and strengthen so many different categories, we increasingly need to be able to present ourselves as “one” on occasion. So, we want to be about specialization in the field, but also come together in the C-suite and other parts of the hospital as “one.” Last, as far as performance goes, we deliver. That speaks for itself. If you ultimately think about Stryker it’s a culture of performance and talent. I think you’ll be delighted to be a part of it in the future.

So, with that, I would say, as we move on, we have a very energetic man who doesn’t need a microphone but he’s going to use one, and that is our Miami of Ohio grad, Spencer Stiles. [Audience applause]

Spencer Stiles

Does this one ... Does this work? Hello? Hello, hello? Hey, all right. I’ll use this one. Then I can walk around and wave my hands, and all that good stuff ...

So, as Tim said, my name is Spence Stiles. I have the distinct privilege and opportunity to lead a couple of our segments of Stryker, our Orthopaedics and Spine business. That includes our trauma and extremities business, as well as our joint replacement business, so hips and knees, our spine business. But, I’ve been hanging around Stryker a little over 20 years and I’ve had a chance to work at, oh about 80% of the company or so, plus or minus and lived in six or seven different places. I reside now in where else, but amazing Kalamazoo, Michigan. Birthplace of Stryker Corporation and by tax code, I suppose, the global headquarters, although those are sort of gray terms these days of what a headquarter looks like. If you want to envision it, we have a little tiny corporate office at the end of the airport runway in Kalamazoo, some accountants sitting there, no offense to my accounting friends, and I think a couple of attorneys sit in there as well. The rest of us try to be out with the businesses and with customers and with our great employees to really understand and think about tomorrow and how we can continue to grow and invest in our businesses.

So, this is a very exciting week, one that we’ve been thinking about for awhile and working on. As Bob mentioned, I want to say thank you to Bob personally for his fortitude, persistence, passion, transparency, and I think just friendship as we’ve worked through this to try to figure out how to make this happen. I also want to thank the leadership team of Wright, all the people that worked on this particular deal to get it to this point. I know it takes a tremendous amount of effort and so we’re grateful for that effort and truly appreciate this opportunity.

Our goal here today is to share a little bit about our corporation and we have to keep that within the confines of what we can and can’t say. We normally always try to do Q&A at any town hall we are [at] across the world, but we won’t do one a day. We’re not allowed to share a lot of the A’s to the Q’s and vice-versa and all the legalities around it. So, we’re just going to share some about our corporation and hopefully give you a sense about how we think about things. You heard that from Tim really is we think about the enterprise holistically and our expectations around how we behave and really the mission of our organization. I’ll talk a little bit about our innovation passion, a little bit about our M&A and performance and we have Gordon [Van Ummersen] and Mike Panos to share a bit more about the trajectory of our trauma and extremities business and our belief in our people that drive those great organizations.

So, a few more fun facts about me, while I’m back in Kalamazoo, I’m married to a college sweetheart that I also met at Miami of Ohio. We’ve picked up three kids along the way — I like to say — so, I’m a dad. I fit them in between and for anybody working in M&A, Lance and I were laughing about this: Your kids start to, they’re like, “What are you doing? You’ve been on calls at 10:00 at night and 6:00 a.m. in the morning? And, they’re sort of secret and you’re not really allowed to say anything?” So, we’re grateful for the families that stand behind us and friendships and other things that help make sure that support our efforts work. But that’s a little background on who I am and where I’m from. I think I’m the only one on the Stryker team here today that lives in Kalamazoo. So, that’s my fun fact.

So, you can see here, we’ve been at this and you saw on the video this great quote from Dr. Homer Stryker, who is just a fascinating, charismatic entrepreneur and clinician. And, Dr. Stryker had this great saying, “If you need new tools and they’re not working, then figure out a way to make them and make new tools that do work!” He’d say this over and over and that spirit lived on to say, “What are the problems that we’re trying to solve in healthcare?”

A couple of his early interventions are up there and you can see them. One of the coolest ones is a cast saw just cause it’s easy to figure out. You know, once upon a time kids would walk in after they’d [had a cast] plastered on their arms and a doctor would wrestle with a scissors to cut the plaster off and the kid would be screaming and the doctor would be unhappy. Dr. Homer Stryker said, “Why don’t I make a saw that goes back and forth really fast, a reciprocating saw fast enough that when it gets to the skin, it just moves the skin but doesn’t cut it?” And, voila! A product is born, a company is built and there we go.

You can see even the turning [bed] frame on the screen, he would walk upstairs at night to the wards after a surgery and he’d see that it takes three or four people that he’d have to get up to help reposition a patient so they wouldn’t have bedsores from some orthopaedic procedure back then. He goes, “There’s got to be a better way to do this, so I don’t have to bother somebody else, a more efficient way to reposition a patient.” So he came up with a frame here that you can see the wedge turning frame it so an individual could reposition a patient by themselves. So that spirit lives on today.

What are these problems in health care? How are we solving them and how are we making sure we line up behind it? I can tell from my interactions, Wright is thinking the same way. It has a history of innovation, invention, creation and it has a world-class portfolio and obviously, something that we are attracted to. I thought I’d show this because this is a bit more of the 21st Century: In 2016, we acquired a technology called, “Mako,” and this is a pretty outstanding, transformational innovation that is allowing us to approach the way that we perform orthopaedics in a whole new light and allows us to think about the design of our implants and the instruments in a different way. It’s now used all over the world to assist in total knee arthroplasty.

So, when you get a total knee, you want it with a Mako and it’s a truly compelling technology and it’s disrupting the way hips and knees are sold and serviced in the marketplace today. But, [it’s] one we’re very proud of, and something that I think speaks to the investments in enabling technology.

We’ve shared some public remarks just earlier this week of our appreciation and enthusiasm about [Wright’s] Blueprint portfolio. How cool to have an enabling technology that’s software-based — thinking about planning and analytics and information. So, obviously something that has served Wright very well in its recent history. As we think about performance, we say this with great humility — I think Tim mentioned it from the leadership lessons of John Brown, our first CEO of the company when it was public: He reminded us to keep our heads down, stay humble, yet perform and be accountable to performance.

And, we do put this up with great pride and hopefully it speaks to our passion for growth. When we put on Stryker jerseys, name tags, write with Stryker pens, whatever you want to do and call it, guess what? We’re signing up for growth. It’s in our DNA. It is the lifeline of our organization. And, when we scale businesses and when we acquire organizations, we like to pour water on them like plants and watch them grow. That’s how we try to do it each and every year and it’s worked pretty well. We now look back and we’re very grateful for the opportunity we’ve had to continue to build growth into our organization, deliver some outstanding results, but take the money we make from that and reinvest it into more innovation, to solve more problems, to take care of more customers and their patients.

So, 39 years of sales growth is in a very elite class. There’s not many organizations out there. So humbly, we like to say, that we’re on the world-class sphere here when we think about our performance and we expect that in the future. So no slowing down as we look around the corner.

So, this is our corporation strategy all in one slide, and I’m going to work from the bottom up. You can see quality first. It’s absolutely essential in everything we do and how we work and how we think and we how we answer the phones and how we interact and how we design and how we test and we develop, so on and so forth. It’s all about the quality and if you don’t have that, you don’t have an organization. That couples with the other foundation there: people, the talent, everything in this room.

Yes, we have amazing technologies --we have robots, we have planning software, et cetera, et cetera — behind all that are people. People that design, people that build, people that service, people that sell, people that support, people that test and we want to make sure we always have the best talent. They’re engaged, they’re aligned and they’re recognized along that journey and we continue to develop them.

We know that when we acquire companies, one of the most important things we look at are the people, the people, people, people and how they act. That culture aspect. So that’s foundational in all we do at Stryker. And, then you can see these verticals: customer focus, you heard Tim talk about innovation, I gave you a few examples. We are continuing to accelerate our thought process around the world. “How do we serve more of our customers and our employees and their families all over the world in our globalization efforts?” And guess what? In today’s reality in healthcare and the pressures and the consolidation, you have to attack cost. How do we continue to look at making sure we’re driving more efficient business and optimized businesses? And, we’re doing that through things like ERPs.

So, a little fun fact, I don’t know what the count is right now and depending on closing of future acquisitions, how many it’ll be, but ERP systems, so big operating systems that run businesses, Stryker has over 40. 40! A few of you are laughing because you don’t have that many. That’s a lot! Ideally, you want like one, and then when we acquire something, maybe two for awhile. Forty, that’s inefficient. So, for us to drive more optimization efficiency, that’s a great example of what a cross-transformation looks like. So, we have partnered with SAP, we’re through oh, $4 billion of the company or so is flowing through SAP right now in their latest and greatest single instance, if you get into the techie stuff. And guess what? It’s tough. It’s really tough. But, that’s part of the journey that I think all organizations have to confront as they think about growth and scale. So, we’re pretty bullish about our strategy and like our odds in the future.

So, this one, we love showing our commitment to external innovation as I call it, which is M&A. Again, we say this with some humility, but you can see the performance here all the way out to... We’ve even now started to show this externally that we have Wright Medical on there. Now, you can see in the Wright box it says, “pending,” so that’s a distinction that we’ve just signed a definitive agreement and still have to work through all the customary conditions to close. However, we have a history of doing this and each one you get a little better. Each one you learn something, each one you figure out how you can optimize it in the next time, but this is part of our strategy.

We love organizations, we love decentralization. We love figuring out how to continue to grow and expand in the various categories that we exist. Sometimes, we go out and we enter a new category. Take ENT, for example: We bought a company in Minneapolis named, “Entellus. It was a smaller organization. We had a little tiny ENT portfolio and we said, “Man, what a great disease state, let’s acquire that.” And, guess what? It’s a stand-alone business. We’re pouring water on it, it’s growing and we continue to do that over and over.

We’ve bought some all-implant businesses before. We’re one year to this date to the acquisition of K2M, the close up of K2M, that’s a spine business, all implants. Another one that’s gone very well for us and we’re excited about the investments. And not only do we buy K2M, but we backed up and then bought, “Mobius,” which is a enabling technology for K2M — or for spine — within 12 months. So, a lot of times, not only do we acquire, but we continue to invest in these businesses as well.

And, again, a great journey that we’ve been on. I think Kevin has shared in some town halls publicly recently, recently, as in yesterday, he said, “You know, we’ve been buying, and we just bought an 18-ounce steak.” He said, “We’re probably over the next couple of years going to have to buy the petite filet, the smaller ones we have an appetite, it just won’t be quite as big.” So, this Wright one’s as big as Stryker ever done. It’s our largest acquisition in the history of the company. So, there’s a lot of people very excited about that, and very committed to making sure it moves ahead.

So, the strategic synergies and scope of Wright and potentially bringing these organizations together, I think, is pretty clear. But, I’ll say it again, category leadership. How do we make sure that we’re number one or number two in each of the categories that we’re playing in? And, there’s a fit there for sure. We love the opportunity in upper extremity. We love the opportunity in lower extremity and even earlier today, just learning more about your biologics — couldn’t be more excited about the biologics portfolio, as well. These are complimentary portfolios that fill gaps, accelerate growth, drive new technology, enable other areas of the organization. It’s an extremely exciting time.

I also think the combination of the presence in the U.S., and coupling it with the global footprint, makes this a recipe for future growth. I also think that most importantly — and I was talking about culture a little earlier — that I always claim, it’s the most powerful force in any organization. It’s those little behaviors that show up each and every day by the people.

It’s so important to have a system and a process and you have that here and it’s very much like how we approach Stryker. You are built on integrity, you’re built on performance, you’re thinking about your people, you’re figuring out how to continuously improve that and “culture fits” are so important when you think about M&A as well. So couldn’t be more excited about the opportunity.

So, as we close today, and I pass it off, I do want to again say, just, “Thank you.” Thank you for the work up to this point. You should all have a little anxiety like I do, to go, “Holy smokes, we’ve got a lot of work in front of us, and that’s what I should think about.” Not only do we have to make sure that we’re continuing to deliver on the performance that’s expected in the fourth quarter, in Q1, in Q2, in Q3, et cetera, et cetera, but we have to make sure we’re thinking about how to bring these organizations together and do that in the right way. That’s heavy lifting, gang. You know that, we’ve done deals, you’ve done some deals. It takes a lot of energy. So, in advance, I thank you for that commitment and for pouring yourself into it, and we will be doing the same at Stryker and very excited about that opportunity. So, he’s no stranger to the extremity space. He leads that entity for us.

As I introduced him at a town hall earlier this week, I said that he has a very unique perspective on this, as he was in this organization — or a version of this organization — once upon a time in his history, and delivered terrific insights throughout this journey. On top of that, we love the future and where Gordon’s going and what he’s going to help us with and couldn’t be more excited to have him with us here today. Please give me a ... help me give a big round of applause at Gordon Van Ummersen, our head of trauma and extremities. Gordon, take it away. I don’t know if you want this [microphone] or that one.

Gordon Van Ummersen – Stryker Corporation – Vice President & General Manager, Extremities

I can grab this one.

Spencer Stiles

All right.

Gordon Van Ummersen

This one. Thank you. All right. Thank you. Thank you, Spence. Good morning, everybody. I can’t tell you how thrilling it is to be here in Memphis. I think it’s the first time I’ve been here that didn’t involve Beale Street or Elvis’s house. So, really, really exciting to be here. So, as Bob points out, he and I do have a few things in common. So, we are both Providence College Friars, which is really cool. I am one of those very, very annoying Boston sports fans. Red Sox, Patriots. I just feel the love in the room for those teams. I can feel it. But, the last thing that we have in common, which I’m really most excited about, is this $20 bill, which used to be in his pocket, and now it’s in mine. [Audience laughter]

I couldn’t resist. I’m sorry. So, I am really thrilled to be here, and just to give you a little flavor for Stryker’s trauma and extremities business, we are so respectful as we have been competitors in the space of what this team has done, which you all have accomplished in the marketplace within Stryker trauma and extremities. We have really geared ourselves towards building best-in-class innovation and technology around the full category of both fracture fixation, but also reconstructive extremity implants. Again, you see this very vanilla, generic slide that kind of gives you a little flavor for our portfolio.

But, what I would say to you is obviously, as we’ve done the work around this great combination of companies and we’ve looked at, you know, again, the work that you’ve done, the portfolio that you’ve built, the enabling technologies that are a part of what Wright Medical has brought to extremity surgeons and patients around the world — we couldn’t be more excited about the meshing of those two portfolios and how, ultimately, we can take those and again, do great things for customers all around the world.

So, we have been focused in fracture fixation. We built a very, very strong trauma business that rivals anybody in the marketplace — and we work very closely with trauma surgeons around the world. From an extremity standpoint, I think you guys know us. We do kind of work in the same space. Again, what I want to convey to you from my team, from our organization, the great respect that we have as we’ve gone head-to-head in the marketplace and understood how you operate. You know, the culture that you bring, the great products and service and support that you’ve brought to the marketplace. We couldn’t be more excited about how these things come together.

So, (I’ll try that [slide] again). So, one of the things that I think is really special about Stryker, one of the many things, and obviously you’ve heard about a lot of them already here today. But, this organization, Wright Medical, has been so incredibly well-focused on the extremity space, which we are as well. But, when you think about what’s required in the extremity space, that dedication and focus to those customers and the needs of those customers and the needs of those patients, that is the DNA of Stryker. Dedication and focus to the space, making sure that we understand the needs of those customers and delivering directly to those needs. And that is exactly what we see you guys doing.

What we’re able to overlay on top of that, however, is a broader array of products and product segments and solutions and technologies across our medical and surgical equipment space, our spine and neurotechnology space. In the new world order that we all operate in, relative to ambulatory surgery centers and different and broader types of relationships with customers, the ability that Stryker has to overlay the great dedicated focus around extremities, and build on that with other capabilities and technologies, is unmatched. So, I want to thank you for being here today to listen to us, and this is a great opportunity — couldn’t be more excited. And, we really look forward to helping our customers rebuild lives together. So, at this point, I would like to introduce our very new North American President of trauma and extremities, Mike Panos.

Mike Panos – Stryker Corporation – President, North America and Global R&D

Good morning. A great day in Memphis. As Gordon mentioned, I’m a newly-appointed North American President, which includes all the commercial operations across North America, but as well as global R&D, and I’m thrilled.

What a perfect time to be joining this business. We fully recognize that this is a growth platform and one that we are committed to immensely. This is my 24th year at Stryker. I’m about to wrap that up, and as Tim mentioned, I show up at work every day, passionate and proud to be here. I started pretty much right out of school and have worked here and never thought of working anywhere else. I will work here until it’s time to hang it up, and I’m really, really proud to be a part of this business, and so excited about this combination of these two businesses.

A little background, further background on Stryker. As you know, Stryker’s a global company and there’s nearly 35,000 employees. We are a very decentralized business. Nearly 20 businesses, 20 different divisions at Stryker that wake up every day organized and focused on different customer segments. We’re organized so that we can — that way — so that we can have focus and accountability on innovation, on education, on service and sales to customers that are also specialized. We’re specialized in our customers so our customers can specialize in their patients. And, so many times we are calling on specialists that wake up every day and do things like foot and ankle or total shoulder replacement or hips and knees, or neurosurgery, or spine surgery. And, that’s how we’ve organized our business and that’s part of the secret sauce of Stryker.

Instead of being one big company, it’s like we’re 20 small companies, and that helps create a real tight-knit environment at our company. And, because of our global footprint, we’ll be able to bring Wright Medical products to so many more patients around the globe. And, we’re thrilled about that. We’ve got an amazing portfolio and we’re excited about being able to deliver that across across the globe to many more patients and caregivers.

As I think about what makes Stryker special, there’s really a number of things. There’s four things, okay? It’s our ‘people,’ it’s our ‘culture,’ it’s ‘the work we do’, and it’s ‘the growth we offer our employees.’ We go to bed at night, oftentimes saying, “We’re in the medical device business,” and perhaps that’s what you tell people at a cocktail party. But, beyond that, I think about us being in the ‘people business.’ That’s first and foremost. Our most important asset is not the intellectual property or the innovations that exist here. It’s the people that work at Stryker. It’s the thing that we cherish the most and that’s the thing that we embrace the most.

The work we do: You’ve heard Tim talk about the mission we have. Everyone in this company wakes up organized and driven around serving a patient that’s on the table or a caregiver delivering care to that patient. That’s part of our DNA at this company. The culture, this culture here, it’s about being accountable to one another, as Tim mentioned, but it’s also about being friends, building memories. That’s our culture. We have fun here. We care about each other. We put our arms around each other, but we also push each other. Part of what attracted me to be at Stryker was to be among a group of people that wanted to be the best, that aspire to do great work each and every day.

And then growth. Growth in our careers. Over 24 years, I’ve had so many different roles, sometimes in different divisions, different businesses, different locations. I started in Kalamazoo, Michigan, where Spencer lives today, and the headquarters of the company. I was at the very foundation of the company, and the company was barely a billion dollars at the time, and probably had just a few thousand employees. To see the explosive growth over the years, it’s created abundant opportunities for so many people — it’s changed their lives. That’s part of what makes me so passionate to be at Stryker. And now with the new chapter for my career to be able to work in this business, I’m thrilled. I’m over the moon. But, we challenge ourselves to grow and take advantage of our career opportunities and invest in ourselves and reinvent ourselves. The company helps us do that, which is one of the great privileges of working here.

As you can see by some of the accolades that have been provided to Stryker, and some of these things are done through objective third party survey. Some of them engage our employees discreetly, so don’t just take our word for it that Stryker’s a great place. All of this stuff is true recognition that’s been provided to Stryker over the years and it’s not something that we sit around and celebrate and have champagne parties over. It’s something that we look at as a call to action. That’s a standard that we now have to live up to each and every year. We take pride in this, but there’s also a humility that comes with it as well, that this is what it takes to be at a great company and we have, as leaders of this company, we need to continue to develop and hold that standard each and every day.

As I think about closing here — and I’m your last speaker and we’re going to be off up to the Minneapolis facility here in a few minutes and running to catch a flight — but, what a privilege it is for us. We are thrilled. We are excited about the combination of these two businesses. They go together quite well. They are two different businesses today and they will remain two different businesses until the transaction closes, which would be sometime in late 2020 — the second half of 2020. So, perhaps as long as a year from now, we’ll continue to operate as two different businesses.

We’ve got integration teams that will be built in the coming days and weeks, and they will be working closely together. But otherwise the two businesses will be separate. But, I leave you with this: At Stryker and at Stryker Trauma and Extremities — where this business will live — we’re playing to win. We’re really, really proud of the business we’re building. This is a great segment to be in. We’re excited and proud about the partnership that we’ll have with Wright Medical and bringing your innovative products and people to more patients and caregivers. So, thanks so much for spending time with us this morning. We’re looking forward to spending more time with you in the future. Have a great day. [Audience applause]

Robert J. Palmisano

Well, I just want to say, “Thank you,” for the Stryker team. That was terrific, and make two things clear: First of all, that you have our word and our dedication that we’re going to make this transition and integration the best one possible. We’re going to do everything we can so that at the end, when the transaction actually happens, is that this is going to be on an upward trajectory and we’re not — we don’t ever have to take a step back. So, we’re dedicated to do that. Every one of us, is dedicated to do that.

And, secondly, I want to make the point to all my fellow Wright employees: To get us to where we are... When you think back over the last seven or eight years to where we are today, you people deserve every bit of credit that I could possibly give you. We have an outstanding company. We have outstanding people, we have outstanding products, we are an outstanding businesses. And, now, it’s time — we’re going to move on to a new phase of the company. And, we’re all going to make that happen. I appreciate all your help along the way. Thank you all very much. [Audience applause]

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Wright and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for Wright’s business; the commercial success of Wright’s products, including the ability to achieve wide market acceptance of Wright’s products due to clinical, regulatory, cost reimbursement and other issues; filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and other proposed transactions; uncertainties as to how many of Wright’s shareholders will tender their shares in the offer or approve the resolutions to be solicited at the extraordinary general meeting of Wright’s shareholders (the “EGM”); the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the effects of the proposed transaction (or the announcement thereof) on relationships with associates, customers, other business partners or governmental entities; transaction costs; the risk that the proposed transaction will divert management’s attention from Wright’s ongoing business operations; changes in Wright’s businesses during the period between now and the closing; risks associated with litigation; and other risks and uncertainties detailed from time to time in documents filed with the Securities and Exchange Commission (the

“SEC”) by Wright, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9, proxy statement and other documents to be filed by Wright. All forward-looking statements are based on information currently available to Wright, and Wright assumes no obligation to update any forward-looking statements.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

The tender offer for Wright’s outstanding ordinary shares referenced herein has not yet commenced. This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Wright or any other securities. This communication may be deemed to be solicitation material in respect of the EGM Proposals (defined below). At the time the tender offer is commenced, Stryker will file with the SEC a Tender Offer Statement on Schedule TO, and Wright will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. Wright also intends to file with the SEC a proxy statement in connection with the EGM, at which Wright’s shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the EGM. SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING) WHEN SUCH DOCUMENTS BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Stryker will be available free of charge on Stryker’s website, www.stryker.com, or by contacting Stryker’s investor relations department at katherine.owen@stryker.com. Copies of the documents filed with the SEC by Wright will be available free of charge on Wright’s website, www.wright.com, or by contacting Wright’s investor relations department at julie.dewey@wright.com. In addition, Wright’s shareholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO.

PARTICIPANTS IN THE SOLICITATION

Wright, its directors and executive officers and other members of its management and employees, as well as Stryker and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Wright’s shareholders in connection with the EGM Proposals. Information about Wright’s directors and executive officers and their ownership of Wright’s ordinary shares is set forth in the proxy statement for Wright’s 2019 annual general meeting of shareholders, which was filed with the SEC on May 17, 2019. Information about Stryker’s directors and executive officers is set forth in the proxy statement for Stryker’s 2019 annual meeting of shareholders, which was filed with the SEC on March 20, 2019. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Wright’s directors and executive officers in the transaction, which may be different than those of Wright’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.